Exhibit 99.1

ESSEX RENTAL CORP. REPORTS 2010 FOURTH QUARTER AND YEAR-END RESULTS

BUFFALO GROVE, IL – March 14, 2011 – Essex Rental Corp. (Nasdaq: ESSX) ("Essex") today announced its unaudited consolidated results for the fourth quarter and year ended December 31, 2010.  The results are those of Essex Rental Corp. and its wholly owned subsidiaries, including Essex Crane Rental Corp. ("Essex Crane"), Essex Finance Corp. (“Essex Finance”), Coast Crane Company (“Coast Crane”, formerly known as CC Bidding Corp.) and Coast Crane Ltd. (“Coast Crane Ltd.”).  Included below is a comparison of Essex's results of operations for the quarter and year ended December 31, 2010 to the corresponding results for the quarter and year ended December 31, 2009.  Many of the explanations provided below relate to the impact of Coast Crane, which are comprised of the operations of Coast Crane and its wholly-owned subsidiary, Coast Crane Ltd. acquired on November 24, 2010.  The financial tables included herein show the separate financial results of Coast Crane Company including its wholly-owned subsidiary, Coast Crane Ltd.  These amounts are included in the consolidated results of operations for the fourth quarter and year-ended December 31, 2010, also included herein.

Management Comments on 2010

Ron Schad, President & CEO of Essex, stated, “The fourth quarter was an exciting and busy quarter for Essex Rental Corp.  As previously announced, we completed the acquisition of Coast Crane’s assets in late November and we have been pleased with the acquisition to date.  During the fourth quarter of 2010, Essex Crane experienced both increasing utilization rates and the stabilization of average rental rates.”

Mr. Schad continued, “During the fourth quarter, the cyclical upturn continued although we experienced moderate seasonal softness which is typical during the winter months.  We continue to believe that we are well positioned to substantially increase utilization as we move through 2011.”

Fourth Quarter 2010 Overview

Equipment rental revenue for the fourth quarter of 2010 was $8.1 million compared to equipment rental revenue of $6.4 million for the quarter ended December 31, 2009.  The increase in equipment rental revenue was related primarily due to equipment rental revenue of $1.7 million provided by Coast Crane during the five week post-acquisition period as well as an increase in utilization rates.  The crawler crane utilization rate (on a days method) for the quarter ended December 31, 2010 equaled 44.7%, compared to 34.8% in the comparable period in 2009 and also improved sequentially from the 40.2% for the third quarter ended September 30, 2010.  Partially offsetting the increase in equipment rental income due to the increase in utilization rates was a 19.2% decrease in the average monthly crane rental rate to $15,493 compared to the average monthly crane rental rate of $19,181 for the comparable period in 2009.  The decrease in average crane rental rate was the result of a change in the mix of cranes on rent and lower rental rate pricing due to weakened demand caused by the slower economic recovery and difficult commercial credit environment.  This was compounded by the expiration of existing rental agreements executed at higher rental rates in the prior years.  Excluding any impact caused by the change in mix of cranes on rent, utilization rates appear to have stabilized.

Transportation revenue for the fourth quarter of 2010 was $1.6 million compared to transportation revenue of $1.0 million for the comparable period for the quarter ended December 31, 2009.  The increase in transportation revenue was primarily due to the transportation revenue provided by Coast Crane during the five week post-acquisition period of $0.1 million and an increase in the mobilization of equipment.  The increase in mobilization was attributable to increased utilization and was impacted by the combination of cranes and attachments rented and the specific distances that equipment had to move for various rentals.

Equipment repairs and maintenance revenue for the fourth quarter of 2010 was $1.9 million compared to equipment repairs and maintenance revenue of $1.3 million for the comparable period ended December 31, 2009.  The increase in equipment repairs and maintenance revenue was primarily due to the equipment repairs and maintenance revenue provided by Coast Crane during the five week post-acquisition period of $0.8 million, which was partially offset by a decrease in equipment repairs and maintenance revenue at Essex Crane due to a decrease in equipment repair activity.

During the five week post-acquisition period ended December 31, 2010, Coast Crane contributed revenues of $1.2 million related to new and used retail equipment sales and $1.2 million related to retail parts sales.

Cost of revenues for the quarter ended December 31, 2010 was $13.1 million compared to $6.9 million for the same period in 2009.  The increase in cost of revenues was primarily due to the cost of revenues incurred by Coast Crane during the five week post-acquisition period of $4.9 million.  Excluding the non-cash costs of net book value of rental equipment sold and depreciation expense, costs were $7.9 million for the quarter ended December 31, 2010, compared to $3.7 million for the same period in 2009, with the increase primarily due to the activity of Coast Crane during the five week post-acquisition period and the expense of preparing the fleet for rental agreements starting during the quarter and in the near term as evidenced by the increase in the crawler crane utilization rate to 44.7% for the fourth quarter of 2010 from 34.8% for the comparable period in 2009.

During the five week post-acquisition period ended December 31, 2010, Coast Crane incurred costs related to retail equipment sales and parts sales of $1.0 million and $0.8 million, respectively.

Selling, general and administrative expenses increased to $5.1 million for the quarter ended December 31, 2010 from $1.8 million for the same period in the prior year.  The increase was primarily due to selling, general and administrative expenses incurred by Coast Crane during the five week post-acquisition period of $1.4 million, transaction related expenses of $1.2 million incurred as a result of the acquisition of Coast Crane’s assets as well as an increase in legal and professional fees.

EBITDA before rental equipment sales, excluding the $1.2 million of selling, general and administrative expenses incurred as a result of the acquisition of Coast Crane’s assets was $2.3 million for the quarter ended December 31, 2010 compared to $3.1 million for the quarter ended December 31, 2009.  A reconciliation of EBITDA before rental equipment sales to Income (Loss) from Operations, the closest comparable measure under generally accepted accounting principles, is provided herein.

Outlook for 2011

Mr. Schad continued, “We are excited about the opportunities that 2011 will provide based on increasing utilization and strong quoting activity, particularly to construction jobs that have already been awarded to contractors.  In 2011, we will focus our efforts on implementing systems at Coast Crane that provide visibility into quote and order activity similar to what we have at Essex Crane.  In addition, we will also focus on expanding the products that Coast Crane currently distributes and services to expand the retail sales and repair and maintenance lines of business.  Based on the high utilization of certain classes of Coast Crane’s equipment and the continued improvement in demand for those assets, Essex’s Board of Directors has approved a capital investment of over $20 million in new equipment for Coast Crane’s rental fleet.  In addition to our continuing distribution of Manitowoc’s Potain crane lines as discussed in our press release issued on February 18, 2011, Coast Crane will announce its representation of other crane manufacturers within the coming weeks.”

Mr. Schad concluded, “As previously announced, since December 31, 2010 Essex has received approximately $19.8 million in warrant exercise proceeds and has a substantial amount of liquidity in the form of our cash balances and amounts available under our revolving credit facilities.  We are confident that the construction rental equipment, sales and service markets are improving and are optimistic about what the future holds for Essex Rental Corp. and its shareholders.”

Conference Call

Essex’s management team will conduct a conference call to discuss the operating results later this morning, March 14, 2010 at 9:00 a.m. ET.  Interested parties may participate in the call by dialing 1 (877) 407-8291 (Domestic) and (201) 689-8345 (International).  Please call in 10 minutes before the call is scheduled to begin, and ask for the Essex Rental Corp. call.

The conference call will be webcast live via the Investor Relations section ("Events and Presentations") of the Essex Rental Corp. website at www.essexcrane.com.  To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to listen live, the conference call will be archived on the website.

About Essex Rental Corp.

Essex, through its subsidiaries, Essex Crane Rental Corp. and Coast Crane Company, is one of North America's largest providers of mobile cranes (including lattice-boom crawler cranes, truck cranes and rough terrain cranes), self-erecting cranes, stationary tower cranes, elevators and hoists, and other lifting equipment used in a wide array of construction projects. In addition, the Company provides product support including installation, maintenance, repair, and parts and services for equipment provided and other equipment used by its construction industry customers. With a fleet of over 1,000 cranes and other construction equipment and unparalleled customer service and support, Essex supplies a wide variety of innovative lifting solutions for construction projects related to power generation, petro-chemical, refineries, water treatment and purification, bridges, highways, hospitals, shipbuilding, offshore oil fabrication and industrial plants, and commercial and residential construction.

Some of the statements in this press release and other written and oral statements made from time to time by Essex and its representatives are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent and belief or current expectations of Essex and its management team and may be identified by the use of words like "anticipate", "believe", "estimate", "expect", "intend", "may", "plan", "will", "should", "seek", the negative of these terms or other comparable terminology. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from Essex's expectations include, without limitation, the continued ability of Essex to successfully execute its business plan, the possibility of a change in demand for the products and services that Essex provides, intense competition which may require us to lower prices or offer more favorable terms of sale, our reliance on third party suppliers, our indebtedness which could limit our operational and financial flexibility, global economic factors including interest rates, general economic conditions, geopolitical events and regulatory changes, our dependence on our management team and key personnel, as well as other relevant risks detailed in our Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission and available on our website, www.essexcrane.com. The factors listed here are not exhaustive. Many of these uncertainties and risks are difficult to predict and beyond management's control. Forward-looking statements are not guarantees of future performance, results or events. Essex assumes no obligation to update or supplement forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results or financial conditions, or otherwise.

This press release includes references to EBITDA before rental equipment sales, an unaudited financial measure of performance which is not calculated in accordance with generally accepted accounting principles, or GAAP.  While management believes that the presentation of EBITDA before rental equipment sales serves to enhance understanding of Essex's operating performance, EBITDA before rental equipment sales should be considered in addition to, but not as substitutes for, or more meaningful than, income from operations, the most directly comparable GAAP measures, as an indicator of Essex's operating performance.  EBITDA before rental equipment sales has been presented as a supplemental disclosure because EBITDA is a widely used measure of performance and basis for valuation.  A reconciliation of EBITDA before rental equipment sales to income from operations is included in the financial tables accompanying this release.

CONTACT:	-OR-	INVESTOR RELATIONS:
Essex Rental Corp.		The Equity Group Inc.
Martin Kroll		Melissa Dixon
Chief Financial Officer		Senior Account Executive
(847) 215-6502 / mkroll@essexcrane.com		(212) 836-9613 / mdixon@equityny.com
Devin Sullivan
Senior Vice President
(212) 836-9608 / dsullivan@equityny.com

Essex Rental Corp. and Subsidiaries
Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
	(Unaudited)	(Unaudited)	(Unaudited)
REVENUES
Equipment rentals	$8,142,374	$6,360,757	$25,049,779	$34,556,696
Retail equipment sales	1,238,722	-	1,238,722	-
Used rental equipment sales	1,317,301	403,875	4,255,761	6,478,197
Retail parts sales	1,184,042	-	1,184,042	-
Transportation	1,616,745	978,469	4,766,328	4,909,346
Equipment repairs and maintenance	1,927,347	1,345,013	5,036,828	6,140,153
TOTAL REVENUES	15,426,531	9,088,114	41,531,460	52,084,392

COST OF REVENUES
Salaries, payroll taxes and benefits	1,843,270	1,428,936	5,905,279	6,006,715
Depreciation	4,033,476	2,847,494	12,723,951	11,210,472
Retail equipment sales	994,119	-	994,119	-
Used rental equipment sales	1,201,910	290,937	3,551,891	5,584,784
Retail parts sales	775,338	-	775,338	-
Transportation	1,413,365	826,012	4,236,326	3,743,595
Equipment repairs and maintenance	2,475,657	1,162,342	5,833,945	4,873,005
Yard operating expenses	386,876	311,625	1,383,068	1,482,371
TOTAL COST OF REVENUES	13,124,011	6,867,346	35,403,917	32,900,942

GROSS PROFIT	2,302,520	2,220,768	6,127,543	19,183,450

Selling, general and administrative expenses	5,113,701	1,835,877	12,964,887	10,547,405
Other depreciation and amortization	326,112	180,633	954,602	781,751

INCOME (LOSS) FROM OPERATIONS	(3,137,293)	204,258	(7,791,946)	7,854,294

OTHER INCOME (EXPENSES)
Other income	62,706	316	72,278	643
Interest expense	(2,359,645)	(1,654,101)	(7,368,904)	(6,681,740)
Exchange gains/(losses)	(2,471)	-	(2,471)	-
Interest rate swaps	159,455	-	159,455	-
TOTAL OTHER INCOME (EXPENSES)	(2,139,955)	(1,653,785)	(7,139,642)	(6,681,097)

INCOME (LOSS) BEFORE INCOME TAXES	(5,277,248)	(1,449,527)	(14,931,588)	1,173,197

PROVISION (BENEFIT) FOR INCOME TAXES	(2,125,047)	(830,758)	(5,357,930)	(22,609)

NET INCOME (LOSS)	$(3,152,201)	$(618,769)	$(9,573,658)	$1,195,806

Weighted average shares outstanding:
Basic	18,530,159	14,117,714	16,102,339	14,110,789
Diluted	18,530,159	14,117,714	16,102,339	15,805,191

Earnings (loss) per share:
Basic	$(0.17)	$(0.04)	$(0.59)	$0.08
Diluted	$(0.17)	$(0.04)	$(0.59)	$0.08

Coast Crane and Subsidiary
Consolidated Statement of Operations
(Unaudited)

Post-Acquisition
Period
11/24/10 to 12/31/10

REVENUES
Equipment rentals	$1,663,592
Retail equipment sales	1,238,722
Used rental equipment sales	369,601
Retail parts sales	1,184,042
Transportation	125,213
Equipment repairs and maintenance	822,381
TOTAL REVENUES	5,403,551

COST OF REVENUES
Salaries, payroll taxes and benefits	465,221
Depreciation	1,104,141
Retail equipment sales	994,119
Used rental equipment sales	322,829
Retail parts sales	775,338
Transportation	104,583
Equipment repairs and maintenance	1,043,781
Yard operating expenses	73,838
TOTAL COST OF REVENUES	4,883,850

GROSS PROFIT	519,701

Selling, general and administrative expenses	1,361,331
Other depreciation and amortization	117,920

LOSS FROM OPERATIONS	(959,550)

OTHER INCOME (EXPENSES)
Other income	12,354
Interest expense	(458,565)
Exchange (losses)	(2,471)
Interest rate swaps	159,455
TOTAL OTHER INCOME (EXPENSES)	(289,227)

LOSS BEFORE INCOME TAXES	(1,248,777)

BENEFIT FOR INCOME TAXES	(438,463)

NET LOSS	$(810,314)

Essex Crane Rental Corp.
Rental Rate and Utilization Statistics
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009

Average crawler crane rental rate per month	$15,493	$19,181	$16,391	$21,081

Utilization Statistics - Crawler Cranes
"Days" Method Utilization	44.7%	34.8%	37.5%	43.6%
"Hits" Method Utilization	49.0%	38.5%	41.3%	48.2%

(See definitions in the quarterly and annual reports filed with the SEC)

Coast Crane Company
Utilization Statistics
For the Month of December 2010
(Unaudited)

"Days" Method
Utilization

Coast Crane Utilization Statistics
Rough Terrain Cranes	60.4%
Boom Trucks	50.8%
Tower Cranes	32.0%
Carry Decks and Other Equipment	42.2%

Reconciliation of Income (loss) from Operations
to Total EBITDA and EBITDA before Rental Equipment Sales
(Unaudited)

					Coast Crane
					Post-Acquisition
	Three Months Ended December 31,		Year Ended December 31,		Period
	2010	2009	2010	2009	11/24/10 to 12/31/10

Income (loss) from Operations	$(3,137,293)	$204,258	$(7,791,946)	$7,854,294	$(959,550)
Add: Depreciation	4,033,476	2,847,494	12,723,951	11,210,472	1,104,141
Add: Other depreciation and amortization	326,112	180,633	954,602	781,751	117,920
Total EBITDA	1,222,295	3,232,385	5,886,607	19,846,517	262,511
Minus: Used rental equipment sales	(1,317,301)	(403,875)	(4,255,761)	(6,478,197)	(369,601)
Add: Costs of used rental equipment sales	1,201,910	290,937	3,551,891	5,584,784	322,829
EBITDA before rental equipment sales	$1,106,904	$3,119,447	$5,182,737	$18,953,104	$215,739

Essex Rental Corp. and Subsidiaries
Consolidated Balance Sheets

	December 31,	December 31,
	2010	2009
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$3,474,314	$199,508
Accounts receivable, net of allowances	12,801,772	4,973,995
Other receivables	4,223,435	3,791,845
Deferred tax assets	2,328,678	1,724,621
Inventory
Equipment inventory	5,386,074	-
Retail spare parts, net	1,882,003	-
Prepaid expenses and other assets	3,069,976	410,198
TOTAL CURRENT ASSETS	33,166,252	11,100,167

Rental equipment, net	330,378,792	260,767,678
Property and equipment, net	8,727,456	6,981,660
Spare parts inventory, net	3,540,360	3,556,236
Identifiable finite lived intangibles, net	3,143,063	2,160,239
Goodwill	1,796,126	-
Loan acquisition costs, net	2,220,878	1,897,177

TOTAL ASSETS	$382,972,927	$286,463,157

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$2,810,672	$1,790,683
Accrued employee compensation and benefits	1,482,747	679,078
Accrued taxes	4,504,765	5,663,263
Accrued interest	436,947	303,186
Accrued other expenses	1,836,246	739,639
Unearned rental revenue and customer deposits	3,592,854	793,797
Short-term debt obligations	783,243	5,170,614
Current portion of capital lease obligation	6,718	6,269
TOTAL CURRENT LIABILITIES	15,454,192	15,146,529

LONG-TERM LIABILITIES
Revolving credit facilities	214,959,971	131,919,701
Promissory notes	4,938,611	-
Other long-term debt obligations	2,982,920	-
Deferred tax liabilities	59,264,909	62,935,535
Interest rate swaps	5,266,586	2,306,294
Capital lease obligation	10,349	17,067
TOTAL LONG-TERM LIABILITIES	287,423,346	197,178,597

TOTAL LIABILITIES	302,877,538	212,325,126

STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value, Authorized 1,000,000 shares, none issued	-	-
Common stock, $.0001 par value, Authorized 40,000,000 shares;
issued and outstanding 20,472,489 shares at December 31, 2010 and
14,124,563 shares at December 31, 2009	2,047	1,412
Paid in capital	101,052,367	84,589,119
Accumulated deficit	(18,596,255)	(9,022,597)
Accumulated other comprehensive loss, net of tax	(2,362,770)	(1,429,903)
TOTAL STOCKHOLDERS' EQUITY	80,095,389	74,138,031

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$382,972,927	$286,463,157